Exhibit 5.1

January 3, 2007

Masonite International Inc.

Masonite International Corporation

Crown Door Corporation

Castlegate Entry Systems Inc.

Masonite International Inc., Masonite International Corporation, Crown Door Corporation and Castlegate Entry Systems Inc.

We have acted as counsel to Masonite International Inc. (“Parent”), Masonite International Corporation (“Masonite Canada”), Crown Door Corporation (“Crown Door”) and Castlegate Entry Systems Inc. (“Castlegate” and, together with Parent, Masonite Canada and Crown Door, the “Companies”) in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed by Masonite Corporation (“Masonite US”) and Masonite Canada, as issuers, and certain guarantors, including Parent, Crown Door and Castlegate, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to: (i) the issuance by Masonite US of up to $412,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (collectively, the “US Notes”); (ii) the issuance by Masonite Canada of up to $358,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (collectively, the “Canadian Notes” and, together with the US Notes, the “Notes”); (iii) the issuance by the Companies of guarantees (the “US Guarantee”) along with the issuance by certain other guarantors of guarantees with respect to the US Notes; and (iv) the issuance by Parent, Crown Door and Castlegate of guarantees (the “Canadian Guarantee”) along with the issuance by certain other guarantors of guarantees with respect to the Canadian Notes.

The US Notes and the US Guarantee in respect thereof will be issued under and pursuant to the Indenture (the “US Indenture”), dated as of October 6, 2006 among Masonite US, as issuer, and certain guarantors, including the Companies, and The Bank of New York, as trustee (the “Trustee”), governing the US Notes. The Canadian Notes and the Canadian Guarantee in respect thereof will be issued under and pursuant to the Indenture (the “Canadian Indenture” and, together with the US Indenture, the “Indentures”), dated as of October 6, 2006 among Masonite Canada, as issuer, and certain guarantors, including Parent, Crown Door and Castlegate, and the Trustee, governing the Canadian Notes.

The US Notes are being offered in exchange for the unregistered Senior Subordinated Notes due 2015 of Masonite US and the Canadian Notes are being offered in exchange for the unregistered Senior Subordinated Notes due 2015 of Masonite Canada.

As counsel to the Companies, we have examined executed copies of, but have not participated in the negotiation, preparation (except with respect to certain matters, other than tax matters, governed by Canadian law) or settlement of:

(a)                                  the Registration Statement; and

(b)                                 the Indentures.

We understand that, when issued, the US Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by each of the Companies, among others, and that, when issued, the Canadian Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by Parent, Crown Door and Castlegate, among others. The US Guarantee is described and included in the US Indenture and the Canadian Guarantee is described and included in the Canadian Indenture.

We have examined such records of the Companies, such certificates of officers of each of the Companies, public officials and others and originals, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinions express below. In particular, as to certain matters of fact relevant to the opinions expressed below, we have relied on certificates of officers of each of the Companies, copies of which have been provided to you.

For the purposes of our opinions expressed below, we have assumed (without independent investigation or verification):

(a)                                  the genuineness of all signatures (whether on originals or copies of documents);

(b)                                 the legal capacity of all natural persons;

(c)                                  the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, certified, conformed, photostatic or facsimile copies thereof;

(d)                                 that there have been no erroneous statements of fact made in any certificates of public officials, and we have relied on the completeness and accuracy of the public records and the currency of the information contained therein as of the dates indicated therein, although such records are known on occasion to contain errors and to be otherwise incomplete; and

(e)                                  the completeness and accuracy of all statements of fact set forth in the certificates of officers of each of the Companies.

For the purposes of the opinion expressed in paragraph 1 below, we have relied solely on a Certificate of Status issued by the Ontario Ministry of Consumer and Business Services in respect of Masonite Canada dated January 3, 2007, a copy of which has been provided to you.

For the purposes of the opinion expressed in paragraph 2 below, we have relied solely on Certificates of Compliance issued by Industry Canada in respect of each of Crown Door, Castlegate and Parent dated January 3, 2007, copies of which have been provided to you.

The opinions expressed below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable in that province, in effect as at the date hereof (collectively, “Ontario Law”) and we express no opinion herein as to the laws, or as to matters governed by the laws, of any other jurisdiction.

Based and relying upon and subject to the foregoing, we are of the opinion that as at the date hereof:

1.                                                                                       Masonite Canada is existing under the Business Corporations Act (Ontario).

2.                                                                                       Each of Crown Door, Castlegate and Parent is existing under the Canada Business Corporations Act.

3.                                                                                       The execution and delivery by each of the Companies of the Indentures and the performance of their respective obligations thereunder have been duly authorized by all necessary corporate action on the part of each of the Companies and each of the Indentures has been duly executed and delivered (to the extent such delivery is governed by Ontario Law) by each of the Companies.

4.                                                                                       The execution and delivery by Masonite Canada of the Canadian Notes and the performance of its obligations thereunder has been duly authorized by all necessary corporate action on the part of Masonite Canada.

5.                                                                                       The US Guarantee has been duly authorized by each of the Companies.

6.                                                                                       The Canadian Guarantee has been duly authorized by each of the Parent, Crown Door and Castlegate.

The opinions expressed above are rendered solely for the benefit of the addressees in connection with the transactions herein described and may not be used or relied upon by you for any other purpose or used or relied upon by any other person for any purpose whatsoever without our prior written consent except that copies of this opinion letter may be furnished to your counsel Simpson Thacher & Bartlett LLP, which may rely upon the opinions set forth herein as though addressed to it. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement.

Yours very truly,

/s/ Davies Ward Phillips & Vineberg LLP